Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2019 Financial Results
Loan growth, fee income expansion, disciplined expense management and strong credit quality reflected in performance

JACKSON, Miss. – July 23, 2019 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $42.1 million in the second quarter of 2019, representing diluted earnings per share of $0.65.  Diluted earnings per share in the second quarter of 2019 increased 27.5% when compared to the previous quarter and 10.2% when compared to the same period in the prior year. This level of earnings resulted in a return on average tangible equity of 14.14% and a return on average assets of 1.24%. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2019, to shareholders of record on September 1, 2019.

Second Quarter Highlights

•	Revenue, excluding interest and fees on acquired loans, increased 7.6% linked quarter and 5.3% year-over-year to total $155.4 million
•	The net interest margin (FTE), excluding acquired loans, was 3.60% in the second quarter, unchanged from the prior quarter and up 14 basis points year-over-year
•	Sustained strong credit performance reflected in reduced nonperforming assets and net charge-offs
•	Efficiency ratio improved to 64.55%

Gerard R. Host, President and CEO, stated, “Our second quarter performance continued to illustrate the value of Trustmark’s diverse franchise.  We continued to focus upon strategic initiatives of profitable revenue growth, capital deployment through additional share repurchases and disciplined expense management. We also continued to maintain and expand customer relationships as evidenced by strength in our banking, mortgage, insurance and wealth management businesses.  Thanks to our talented associates, solid profitability and strong capital base, Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Loans held for investment expanded 1.4% from the prior quarter and 5.0% when compared to the same period in the prior year
•	Continued balance sheet and capital optimization through maturing investment securities run-off and share repurchases
•	Noninterest-bearing deposits represented 25.2% of total deposits at June 30, 2019

Loans held for investment totaled $9.1 billion at June 30, 2019, reflecting an increase of $121.7 million, or 1.4%, linked-quarter and $437.8 million, or 5.0%, from the prior year.  Acquired loans totaled $87.9 million at June 30, 2019, down $5.3 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $9.2 billion at the end of the second quarter of 2019, up $116.4 million, or 1.3% from the prior quarter and $352.6 million, or 4.0%, year-over-year.

Deposits totaled $11.6 billion at June 30, 2019, up $31.8 million from the prior quarter and $494.2 million year-over-year. Interest-bearing deposit costs totaled 0.99% in the second quarter, an increase of 6 basis points linked-quarter. Trustmark continues to maintain an attractive, low-cost deposit base with approximately 57% of deposit balances in checking accounts.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  During the second quarter, Trustmark repurchased $13.0 million, or approximately 398 thousand of its common shares in open market transactions.  At June 30, 2019, Trustmark had $87.0 million in remaining authority under its existing stock repurchase program, which expires March 31, 2020.  At June 30, 2019, Trustmark’s tangible equity to tangible assets ratio was 9.34%, while the total risk-based capital ratio was 13.07%.

Credit Quality

•	Nonperforming loans decreased 6.3% and 13.8% from the prior quarter and year-over-year, respectively
•	Other real estate declined 2.8% from the prior quarter and 21.2% year-over-year
•	Net charge-offs represented 0.05% of average loans in the second quarter

Nonperforming loans totaled $52.9 million at June 30, 2019, down $3.5 million from the prior quarter and $8.5 million year-over-year.  Other real estate totaled $31.2 million, down $896 thousand from the prior quarter and $8.4 million from the same period one year earlier. Collectively, nonperforming assets totaled $84.1 million, reflecting a linked-quarter decrease of 5.0% and year-over-year decrease of 16.7%.

Allocation of Trustmark's $80.4 million allowance for loan losses represented 0.96% of commercial loans and 0.60% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.88% at June 30, 2019, representing a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 383.19% of nonperforming loans, excluding specifically reviewed impaired loans.

Unless otherwise noted, all of the above credit quality metrics exclude acquired loans.

Revenue Generation

•	Total revenue in the second quarter was $157.4 million, up 7.6% linked-quarter and 3.2% year-over-year
•	Net interest income (FTE) totaled $111.0 million in the second quarter, up 2.7% linked-quarter and 2.4% year-over-year
•	Noninterest income totaled $49.6 million in the second quarter, up 19.6% linked-quarter and 4.7% year-over-year

Net interest income (FTE) in the second quarter totaled $111.0 million, resulting in a net interest margin of 3.64%, up 1 basis point from the prior quarter.  Relative to the prior quarter, net interest income (FTE) increased $2.9 million, reflecting a $4.7 million increase in interest income and a $1.7 million increase in interest expense. During the second quarter of 2019, the yield on acquired loans totaled 8.84% and included $583 thousand in recoveries from the settlement of debt, which represented approximately 2.56% of the annualized total acquired loan yield. Excluding acquired loans, the net interest margin totaled 3.60% for the second quarter of 2019, unchanged from the prior quarter as growth in the yield on the loans held for investment and held for sale portfolio, runoff of maturing investment securities, and favorable funding mix were offset by higher costs of interest-bearing deposits.

Noninterest income in the second quarter totaled $49.6 million, an increase of $8.1 million from the prior quarter and $2.2 million when compared to the same period in the prior year.  Mortgage banking revenue totaled $10.3 million in the second quarter, up $6.9 million from the prior quarter and $1.2 million year-over-year.  The linked-quarter change reflects reduced negative net mortgage hedge ineffectiveness as well as an increase in gains on sales of loans.  Mortgage loan production in the second quarter totaled $414.1 million, up 46.1% from the prior quarter and 0.9% year-over-year.

Insurance revenue totaled $11.1 million in the second quarter, up 2.0% from the prior quarter and 3.3% year-over-year due principally to growth in property and casualty commissions.  Wealth management revenue in the second quarter totaled $7.7 million, an increase of 3.5% from the prior quarter and year-over-year.  This performance is primarily attributable to increased trust and investment management fees. Bank card and other fees increased $813 thousand from the prior quarter primarily due to a seasonal increase in interchange income as well as growth in customer derivative revenue.

Noninterest Expense

•	Total noninterest expense totaled $106.1 million in the second quarter, up 0.1% from the prior quarter and 2.2% year-over-year
•	Core noninterest expense, which excludes other real estate expense and intangible amortization, totaled $105.0 million, up 1.8% from the prior quarter and 2.3% year-over-year

Salaries and employee benefits increased $995 thousand from the prior quarter to total $61.9 million, primarily due to higher insurance and mortgage commissions as a result of continued growth in both business lines. Services and fees rose 6.1%, or $1.0 million, linked-quarter primarily due to professional fees as well as new software investments designed to improve efficiency and customer experience. Other real estate expense, net declined $1.6 million linked-quarter while other expense declined $397 thousand, or 3.3%, linked-quarter to total $11.8 million.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 24, 2019 at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, August 7, 2019, in archived format at the same web address or by calling (877) 344-7529, passcode 10132843.

Trustmark is a financial services company providing banking and financial solutions through 193 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including potential market impacts of efforts by the Federal Reserve Board to reduce the size of its balance sheet, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2019
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2019	3/31/2019	6/30/2018	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,661,464	$1,753,268	$2,038,759	$(91,804)	-5.2%	$(377,295)	-18.5%
Securities AFS-nontaxable	31,474	40,159	50,035	(8,685)	-21.6%	(18,561)	-37.1%
Securities HTM-taxable	821,357	866,665	972,571	(45,308)	-5.2%	(151,214)	-15.5%
Securities HTM-nontaxable	27,035	28,710	30,337	(1,675)	-5.8%	(3,302)	-10.9%
Total securities	2,541,330	2,688,802	3,091,702	(147,472)	-5.5%	(550,372)	-17.8%
Loans (including loans held for sale)	9,260,028	9,038,204	8,707,466	221,824	2.5%	552,562	6.3%
Acquired loans	91,217	104,316	202,140	(13,099)	-12.6%	(110,923)	-54.9%
Fed funds sold and rev repos	34,057	277	1,063	33,780	n/m	32,994	n/m
Other earning assets	316,604	243,493	186,224	73,111	30.0%	130,380	70.0%
Total earning assets	12,243,236	12,075,092	12,188,595	168,144	1.4%	54,641	0.4%
Allowance for loan losses	(81,996)	(82,227)	(86,315)	231	0.3%	4,319	5.0%
Cash and due from banks	478,384	423,749	319,075	54,635	12.9%	159,309	49.9%
Other assets	989,078	1,023,862	1,042,156	(34,784)	-3.4%	(53,078)	-5.1%
Total assets	$13,628,702	$13,440,476	$13,463,511	$188,226	1.4%	$165,191	1.2%

Interest-bearing demand deposits	$3,048,876	$2,899,467	$2,439,777	$149,409	5.2%	$609,099	25.0%
Savings deposits	3,801,187	3,786,835	3,860,096	14,352	0.4%	(58,909)	-1.5%
Time deposits	1,840,065	1,881,556	1,798,855	(41,491)	-2.2%	41,210	2.3%
Total interest-bearing deposits	8,690,128	8,567,858	8,098,728	122,270	1.4%	591,400	7.3%
Fed funds purchased and repos	51,264	84,352	352,256	(33,088)	-39.2%	(300,992)	-85.4%
Other borrowings	81,352	90,804	249,853	(9,452)	-10.4%	(168,501)	-67.4%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,884,600	8,804,870	8,762,693	79,730	0.9%	121,907	1.4%
Noninterest-bearing deposits	2,898,266	2,824,220	2,930,726	74,046	2.6%	(32,460)	-1.1%
Other liabilities	240,091	221,199	188,186	18,892	8.5%	51,905	27.6%
Total liabilities	12,022,957	11,850,289	11,881,605	172,668	1.5%	141,352	1.2%
Shareholders' equity	1,605,745	1,590,187	1,581,906	15,558	1.0%	23,839	1.5%
Total liabilities and equity	$13,628,702	$13,440,476	$13,463,511	$188,226	1.4%	$165,191	1.2%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2019
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2019	3/31/2019	6/30/2018	$ Change	% Change	$ Change	% Change
Cash and due from banks	$404,413	$454,047	$387,119	$(49,634)	-10.9%	$17,294	4.5%
Fed funds sold and rev repos	75,499	—	—	75,499	n/m	75,499	n/m
Securities available for sale	1,643,725	1,723,445	1,974,675	(79,720)	-4.6%	(330,950)	-16.8%
Securities held to maturity	825,536	884,319	985,845	(58,783)	-6.6%	(160,309)	-16.3%
Loans held for sale (LHFS)	240,380	172,683	196,217	67,697	39.2%	44,163	22.5%
Loans held for investment (LHFI)	9,116,759	8,995,014	8,678,983	121,745	1.4%	437,776	5.0%
Allowance for loan losses, LHFI	(80,399)	(79,005)	(83,566)	(1,394)	-1.8%	3,167	3.8%
Net LHFI	9,036,360	8,916,009	8,595,417	120,351	1.3%	440,943	5.1%
Acquired loans	87,884	93,201	173,107	(5,317)	-5.7%	(85,223)	-49.2%
Allowance for loan losses, acquired loans	(1,398)	(1,297)	(3,046)	(101)	-7.8%	1,648	54.1%
Net acquired loans	86,486	91,904	170,061	(5,418)	-5.9%	(83,575)	-49.1%
Net LHFI and acquired loans	9,122,846	9,007,913	8,765,478	114,933	1.3%	357,368	4.1%
Premises and equipment, net	189,820	189,743	177,686	77	0.0%	12,134	6.8%
Mortgage servicing rights	79,283	86,842	97,411	(7,559)	-8.7%	(18,128)	-18.6%
Goodwill	379,627	379,627	379,627	—	0.0%	—	0.0%
Identifiable intangible assets	9,101	10,092	13,677	(991)	-9.8%	(4,576)	-33.5%
Other real estate	31,243	32,139	39,667	(896)	-2.8%	(8,424)	-21.2%
Operating lease right-of-use assets	32,762	33,861	—	(1,099)	-3.2%	32,762	n/m
Other assets	514,723	503,306	507,863	11,417	2.3%	6,860	1.4%
Total assets	$13,548,958	$13,478,017	$13,525,265	$70,941	0.5%	$23,693	0.2%

Deposits:
Noninterest-bearing	$2,909,141	$2,867,778	$2,958,354	$41,363	1.4%	$(49,213)	-1.7%
Interest-bearing	8,657,488	8,667,037	8,114,081	(9,549)	-0.1%	543,407	6.7%
Total deposits	11,566,629	11,534,815	11,072,435	31,814	0.3%	494,194	4.5%
Fed funds purchased and repos	51,800	46,867	477,891	4,933	10.5%	(426,091)	-89.2%
Other borrowings	79,012	83,265	187,560	(4,253)	-5.1%	(108,548)	-57.9%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Operating lease liabilities	33,878	34,921	—	(1,043)	-3.0%	33,878	n/m
Other liabilities	137,233	129,265	141,451	7,968	6.2%	(4,218)	-3.0%
Total liabilities	11,930,408	11,890,989	11,941,193	39,419	0.3%	(10,785)	-0.1%
Common stock	13,418	13,499	14,089	(81)	-0.6%	(671)	-4.8%
Capital surplus	260,619	272,268	361,715	(11,649)	-4.3%	(101,096)	-27.9%
Retained earnings	1,369,329	1,342,176	1,282,007	27,153	2.0%	87,322	6.8%
Accum other comprehensive loss, net of tax	(24,816)	(40,915)	(73,739)	16,099	39.3%	48,923	66.3%
Total shareholders' equity	1,618,550	1,587,028	1,584,072	31,522	2.0%	34,478	2.2%
Total liabilities and equity	$13,548,958	$13,478,017	$13,525,265	$70,941	0.5%	$23,693	0.2%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2019
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2019	3/31/2019	6/30/2018	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$114,873	$109,890	$99,761	$4,983	4.5%	$15,112	15.1%
Interest and fees on acquired loans	2,010	1,916	5,022	94	4.9%	(3,012)	-60.0%
Interest on securities-taxable	13,916	14,665	16,894	(749)	-5.1%	(2,978)	-17.6%
Interest on securities-tax exempt-FTE	551	646	733	(95)	-14.7%	(182)	-24.8%
Interest on fed funds sold and rev repos	214	2	5	212	n/m	209	n/m
Other interest income	1,820	1,603	1,054	217	13.5%	766	72.7%
Total interest income-FTE	133,384	128,722	123,469	4,662	3.6%	9,915	8.0%
Interest on deposits	21,500	19,570	12,139	1,930	9.9%	9,361	77.1%
Interest on fed funds pch and repos	81	288	1,250	(207)	-71.9%	(1,169)	-93.5%
Other interest expense	831	825	1,713	6	0.7%	(882)	-51.5%
Total interest expense	22,412	20,683	15,102	1,729	8.4%	7,310	48.4%
Net interest income-FTE	110,972	108,039	108,367	2,933	2.7%	2,605	2.4%
Provision for loan losses, LHFI	2,486	1,611	3,167	875	54.3%	(681)	-21.5%
Provision for loan losses, acquired loans	106	78	(441)	28	35.9%	547	n/m
Net interest income after provision-FTE	108,380	106,350	105,641	2,030	1.9%	2,739	2.6%
Service charges on deposit accounts	10,379	10,265	10,647	114	1.1%	(268)	-2.5%
Bank card and other fees	8,004	7,191	7,070	813	11.3%	934	13.2%
Mortgage banking, net	10,295	3,442	9,046	6,853	n/m	1,249	13.8%
Insurance commissions	11,089	10,871	10,735	218	2.0%	354	3.3%
Wealth management	7,742	7,483	7,478	259	3.5%	264	3.5%
Other, net	2,130	2,239	2,415	(109)	-4.9%	(285)	-11.8%
Nonint inc-excl sec gains (losses), net	49,639	41,491	47,391	8,148	19.6%	2,248	4.7%
Security gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income	49,639	41,491	47,391	8,148	19.6%	2,248	4.7%
Salaries and employee benefits	61,949	60,954	59,975	995	1.6%	1,974	3.3%
Services and fees	18,009	16,968	16,322	1,041	6.1%	1,687	10.3%
Net occupancy-premises	6,403	6,454	6,550	(51)	-0.8%	(147)	-2.2%
Equipment expense	5,958	5,924	6,202	34	0.6%	(244)	-3.9%
Other real estate expense, net	132	1,752	(93)	(1,620)	-92.5%	225	n/m
FDIC assessment expense	1,836	1,758	2,538	78	4.4%	(702)	-27.7%
Other expense	11,814	12,211	12,306	(397)	-3.3%	(492)	-4.0%
Total noninterest expense	106,101	106,021	103,800	80	0.1%	2,301	2.2%
Income before income taxes and tax eq adj	51,918	41,820	49,232	10,098	24.1%	2,686	5.5%
Tax equivalent adjustment	3,248	3,231	3,203	17	0.5%	45	1.4%
Income before income taxes	48,670	38,589	46,029	10,081	26.1%	2,641	5.7%
Income taxes	6,530	5,250	6,216	1,280	24.4%	314	5.1%
Net income	$42,140	$33,339	$39,813	$8,801	26.4%	$2,327	5.8%

Per share data
Earnings per share - basic	$0.65	$0.51	$0.59	$0.14	27.5%	$0.06	10.2%

Earnings per share - diluted	$0.65	$0.51	$0.59	$0.14	27.5%	$0.06	10.2%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	64,677,889	65,239,470	67,758,097

Diluted	64,815,029	65,378,500	67,907,267

Period end shares outstanding	64,398,846	64,789,943	67,621,111

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2019
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2019	3/31/2019	6/30/2018	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$2,327	$2,971	$3,685	$(644)	-21.7%	$(1,358)	-36.9%
Florida	330	408	2,978	(78)	-19.1%	(2,648)	-88.9%
Mississippi (2)	39,373	41,145	39,006	(1,772)	-4.3%	367	0.9%
Tennessee (3)	8,455	8,806	5,338	(351)	-4.0%	3,117	58.4%
Texas	2,403	3,093	10,356	(690)	-22.3%	(7,953)	-76.8%
Total nonaccrual loans	52,888	56,423	61,363	(3,535)	-6.3%	(8,475)	-13.8%
Other real estate
Alabama	6,451	6,878	8,290	(427)	-6.2%	(1,839)	-22.2%
Florida	7,826	8,120	9,789	(294)	-3.6%	(1,963)	-20.1%
Mississippi (2)	15,511	15,421	19,358	90	0.6%	(3,847)	-19.9%
Tennessee (3)	815	994	1,486	(179)	-18.0%	(671)	-45.2%
Texas	640	726	744	(86)	-11.8%	(104)	-14.0%
Total other real estate	31,243	32,139	39,667	(896)	-2.8%	(8,424)	-21.2%
Total nonperforming assets	$84,131	$88,562	$101,030	$(4,431)	-5.0%	$(16,899)	-16.7%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,245	$670	$529	$575	85.8%	$716	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$38,355	$40,793	$34,693	$(2,438)	-6.0%	$3,662	10.6%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (1)	6/30/2019	3/31/2019	6/30/2018	$ Change	% Change	$ Change	% Change
Beginning Balance	$79,005	$79,290	$81,235	$(285)	-0.4%	$(2,230)	-2.7%
Transfers (4)	—	—	782	—	n/m	(782)	-100.0%
Provision for loan losses	2,486	1,611	3,167	875	54.3%	(681)	-21.5%
Charge-offs	(2,937)	(4,033)	(3,421)	1,096	27.2%	484	14.1%
Recoveries	1,845	2,137	1,803	(292)	-13.7%	42	2.3%
Net (charge-offs) recoveries	(1,092)	(1,896)	(1,618)	804	42.4%	526	-32.5%
Ending Balance	$80,399	$79,005	$83,566	$1,394	1.8%	$(3,167)	-3.8%

PROVISION FOR LOAN LOSSES (1)
Alabama	$1,187	$791	$434	$396	50.1%	$753	n/m
Florida	48	(595)	(811)	643	n/m	859	n/m
Mississippi (2)	1,970	119	2,768	1,851	n/m	(798)	-28.8%
Tennessee (3)	514	(234)	82	748	n/m	432	n/m
Texas	(1,233)	1,530	694	(2,763)	n/m	(1,927)	n/m
Total provision for loan losses	$2,486	$1,611	$3,167	$875	54.3%	$(681)	-21.5%

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$278	$15	$112	$263	n/m	$166	n/m
Florida	(130)	(227)	(122)	97	42.7%	(8)	-6.6%
Mississippi (2)	907	2,130	1,705	(1,223)	-57.4%	(798)	-46.8%
Tennessee (3)	44	50	70	(6)	-12.0%	(26)	-37.1%
Texas	(7)	(72)	(147)	65	90.3%	140	95.2%
Total net charge-offs (recoveries)	$1,092	$1,896	$1,618	$(804)	-42.4%	$(526)	-32.5%

(1) Excludes acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank merger, which were transferred from acquired impaired loans to LHFI during the second quarter of 2018.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2019
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Securities AFS-taxable	$1,661,464	$1,753,268	$1,847,421	$1,937,807	$2,038,759	$1,707,112	$2,089,669
Securities AFS-nontaxable	31,474	40,159	38,821	41,889	50,035	35,793	53,982
Securities HTM-taxable	821,357	866,665	893,186	933,294	972,571	843,886	989,054
Securities HTM-nontaxable	27,035	28,710	29,143	29,183	30,337	27,868	31,529
Total securities	2,541,330	2,688,802	2,808,571	2,942,173	3,091,702	2,614,659	3,164,234
Loans (including loans held for sale)	9,260,028	9,038,204	8,933,501	8,907,588	8,707,466	9,149,729	8,672,411
Acquired loans	91,217	104,316	127,747	147,811	202,140	97,730	222,533
Fed funds sold and rev repos	34,057	277	843	477	1,063	17,260	772
Other earning assets	316,604	243,493	200,282	189,471	186,224	280,250	200,028
Total earning assets	12,243,236	12,075,092	12,070,944	12,187,520	12,188,595	12,159,628	12,259,978
Allowance for loan losses	(81,996)	(82,227)	(85,842)	(86,496)	(86,315)	(82,111)	(84,321)
Cash and due from banks	478,384	423,749	339,605	330,949	319,075	451,217	327,810
Other assets	989,078	1,023,862	1,023,226	1,035,327	1,042,156	1,006,375	1,036,478
Total assets	$13,628,702	$13,440,476	$13,347,933	$13,467,300	$13,463,511	$13,535,109	$13,539,945

Interest-bearing demand deposits	$3,048,876	$2,899,467	$2,722,841	$2,602,658	$2,439,777	$2,974,584	$2,422,200
Savings deposits	3,801,187	3,786,835	3,565,682	3,722,533	3,860,096	3,794,051	3,799,140
Time deposits	1,840,065	1,881,556	1,892,983	1,851,866	1,798,855	1,860,696	1,773,889
Total interest-bearing deposits	8,690,128	8,567,858	8,181,506	8,177,057	8,098,728	8,629,331	7,995,229
Fed funds purchased and repos	51,264	84,352	340,094	347,489	352,256	67,717	315,272
Other borrowings	81,352	90,804	90,252	187,196	249,853	86,052	499,617
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,884,600	8,804,870	8,673,708	8,773,598	8,762,693	8,844,956	8,871,974
Noninterest-bearing deposits	2,898,266	2,824,220	2,862,161	2,894,061	2,930,726	2,861,448	2,906,186
Other liabilities	240,091	221,199	216,932	202,053	188,186	230,696	184,549
Total liabilities	12,022,957	11,850,289	11,752,801	11,869,712	11,881,605	11,937,100	11,962,709
Shareholders' equity	1,605,745	1,590,187	1,595,132	1,597,588	1,581,906	1,598,009	1,577,236
Total liabilities and equity	$13,628,702	$13,440,476	$13,347,933	$13,467,300	$13,463,511	$13,535,109	$13,539,945

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2019
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Cash and due from banks	$404,413	$454,047	$349,561	$432,471	$387,119
Fed funds sold and rev repos	75,499	—	830	1,000	—
Securities available for sale	1,643,725	1,723,445	1,811,813	1,864,633	1,974,675
Securities held to maturity	825,536	884,319	909,643	943,883	985,845
Loans held for sale (LHFS)	240,380	172,683	153,799	182,664	196,217
Loans held for investment (LHFI)	9,116,759	8,995,014	8,835,868	8,747,030	8,678,983
Allowance for loan losses, LHFI	(80,399)	(79,005)	(79,290)	(88,874)	(83,566)
Net LHFI	9,036,360	8,916,009	8,756,578	8,658,156	8,595,417
Acquired loans	87,884	93,201	106,932	132,615	173,107
Allowance for loan losses, acquired loans	(1,398)	(1,297)	(1,231)	(1,714)	(3,046)
Net acquired loans	86,486	91,904	105,701	130,901	170,061
Net LHFI and acquired loans	9,122,846	9,007,913	8,862,279	8,789,057	8,765,478
Premises and equipment, net	189,820	189,743	178,668	178,739	177,686
Mortgage servicing rights	79,283	86,842	95,596	101,374	97,411
Goodwill	379,627	379,627	379,627	379,627	379,627
Identifiable intangible assets	9,101	10,092	11,112	12,391	13,677
Other real estate	31,243	32,139	34,668	36,475	39,667
Operating lease right-of-use assets	32,762	33,861	—	—	—
Other assets	514,723	503,306	498,864	517,498	507,863
Total assets	$13,548,958	$13,478,017	$13,286,460	$13,439,812	$13,525,265

Deposits:
Noninterest-bearing	$2,909,141	$2,867,778	$2,937,594	$2,786,539	$2,958,354
Interest-bearing	8,657,488	8,667,037	8,426,817	8,170,371	8,114,081
Total deposits	11,566,629	11,534,815	11,364,411	10,956,910	11,072,435
Fed funds purchased and repos	51,800	46,867	50,471	486,865	477,891
Other borrowings	79,012	83,265	79,885	190,919	187,560
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Operating lease liabilities	33,878	34,921	—	—	—
Other liabilities	137,233	129,265	138,384	143,658	141,451
Total liabilities	11,930,408	11,890,989	11,695,007	11,840,208	11,941,193
Common stock	13,418	13,499	13,717	14,089	14,089
Capital surplus	260,619	272,268	309,545	362,868	361,715
Retained earnings	1,369,329	1,342,176	1,323,870	1,302,593	1,282,007
Accum other comprehensive loss, net of tax	(24,816)	(40,915)	(55,679)	(79,946)	(73,739)
Total shareholders' equity	1,618,550	1,587,028	1,591,453	1,599,604	1,584,072
Total liabilities and equity	$13,548,958	$13,478,017	$13,286,460	$13,439,812	$13,525,265

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2019
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Interest and fees on LHFS & LHFI-FTE	$114,873	$109,890	$107,709	$105,993	$99,761	$224,763	$194,473
Interest and fees on acquired loans	2,010	1,916	3,183	4,033	5,022	3,926	9,899
Interest on securities-taxable	13,916	14,665	15,496	16,186	16,894	28,581	34,400
Interest on securities-tax exempt-FTE	551	646	617	656	733	1,197	1,557
Interest on fed funds sold and rev repos	214	2	4	3	5	216	7
Other interest income	1,820	1,603	1,158	1,050	1,054	3,423	1,988
Total interest income-FTE	133,384	128,722	128,167	127,921	123,469	262,106	242,324
Interest on deposits	21,500	19,570	17,334	14,972	12,139	41,070	21,630
Interest on fed funds pch and repos	81	288	1,528	1,348	1,250	369	1,912
Other interest expense	831	825	894	1,467	1,713	1,656	5,107
Total interest expense	22,412	20,683	19,756	17,787	15,102	43,095	28,649
Net interest income-FTE	110,972	108,039	108,411	110,134	108,367	219,011	213,675
Provision for loan losses, LHFI	2,486	1,611	2,192	8,673	3,167	4,097	7,128
Provision for loan losses, acquired loans	106	78	(247)	(467)	(441)	184	(291)
Net interest income after provision-FTE	108,380	106,350	106,466	101,928	105,641	214,730	206,838
Service charges on deposit accounts	10,379	10,265	11,123	11,075	10,647	20,644	21,504
Bank card and other fees	8,004	7,191	7,750	7,459	7,070	15,195	13,696
Mortgage banking, net	10,295	3,442	5,716	8,647	9,046	13,737	20,311
Insurance commissions	11,089	10,871	9,562	10,765	10,735	21,960	20,154
Wealth management	7,742	7,483	7,504	7,789	7,478	15,225	15,045
Other, net	2,130	2,239	1,904	1,358	2,415	4,369	3,474
Nonint inc-excl sec gains (losses), net	49,639	41,491	43,559	47,093	47,391	91,130	94,184
Security gains (losses), net	—	—	—	—	—	—	—
Total noninterest income	49,639	41,491	43,559	47,093	47,391	91,130	94,184
Salaries and employee benefits	61,949	60,954	58,736	60,847	59,975	122,903	118,450
Services and fees	18,009	16,968	17,910	16,404	16,322	34,977	32,068
Net occupancy-premises	6,403	6,454	6,741	6,910	6,550	12,857	13,052
Equipment expense	5,958	5,924	6,329	6,200	6,202	11,882	12,301
Other real estate expense, net	132	1,752	61	1,168	(93)	1,884	773
FDIC assessment expense	1,836	1,758	1,897	1,999	2,538	3,594	5,533
Other expense	11,814	12,211	12,253	11,695	12,306	24,025	24,088
Total noninterest expense	106,101	106,021	103,927	105,223	103,800	212,122	206,265
Income before income taxes and tax eq adj	51,918	41,820	46,098	43,798	49,232	93,738	94,757
Tax equivalent adjustment	3,248	3,231	3,231	3,151	3,203	6,479	6,418
Income before income taxes	48,670	38,589	42,867	40,647	46,029	87,259	88,339
Income taxes	6,530	5,250	6,179	4,394	6,216	11,780	11,696
Net income	$42,140	$33,339	$36,688	$36,253	$39,813	$75,479	$76,643

Per share data
Earnings per share - basic	$0.65	$0.51	$0.55	$0.54	$0.59	$1.16	$1.13

Earnings per share - diluted	$0.65	$0.51	$0.55	$0.54	$0.59	$1.16	$1.13

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	64,677,889	65,239,470	66,839,504	67,621,345	67,758,097	64,957,128	67,783,524

Diluted	64,815,029	65,378,500	67,028,978	67,796,346	67,907,267	65,088,908	67,928,829

Period end shares outstanding	64,398,846	64,789,943	65,834,395	67,621,369	67,621,111	64,398,846	67,621,111

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2019
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Nonaccrual loans
Alabama	$2,327	$2,971	$3,361	$3,953	$3,685
Florida	330	408	1,175	1,180	2,978
Mississippi (2)	39,373	41,145	44,331	41,351	39,006
Tennessee (3)	8,455	8,806	8,696	13,195	5,338
Texas	2,403	3,093	4,061	8,157	10,356
Total nonaccrual loans	52,888	56,423	61,624	67,836	61,363
Other real estate
Alabama	6,451	6,878	6,873	7,526	8,290
Florida	7,826	8,120	8,771	8,931	9,789
Mississippi (2)	15,511	15,421	17,255	18,191	19,358
Tennessee (3)	815	994	1,025	1,083	1,486
Texas	640	726	744	744	744
Total other real estate	31,243	32,139	34,668	36,475	39,667
Total nonperforming assets	$84,131	$88,562	$96,292	$104,311	$101,030

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,245	$670	$856	$726	$529

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$38,355	$40,793	$37,384	$34,115	$34,693

	Quarter Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES (1)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Beginning Balance	$79,005	$79,290	$88,874	$83,566	$81,235	$79,290	$76,733
Transfers (4)	—	—	—	772	782	—	782
Provision for loan losses	2,486	1,611	2,192	8,673	3,167	4,097	7,128
Charge-offs	(2,937)	(4,033)	(16,509)	(7,017)	(3,421)	(6,970)	(5,963)
Recoveries	1,845	2,137	4,733	2,880	1,803	3,982	4,886
Net (charge-offs) recoveries	(1,092)	(1,896)	(11,776)	(4,137)	(1,618)	(2,988)	(1,077)
Ending Balance	$80,399	$79,005	$79,290	$88,874	$83,566	$80,399	$83,566

PROVISION FOR LOAN LOSSES (1)
Alabama	$1,187	$791	$(346)	$593	$434	$1,978	$1,052
Florida	48	(595)	(160)	(431)	(811)	(547)	(1,674)
Mississippi (2)	1,970	119	(3,594)	(1,630)	2,768	2,089	5,432
Tennessee (3)	514	(234)	3,039	8,100	82	280	(186)
Texas	(1,233)	1,530	3,253	2,041	694	297	2,504
Total provision for loan losses	$2,486	$1,611	$2,192	$8,673	$3,167	$4,097	$7,128

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$278	$15	$203	$198	$112	$293	$196
Florida	(130)	(227)	(238)	(586)	(122)	(357)	(1,082)
Mississippi (2)	907	2,130	(1,873)	4,677	1,705	3,037	1,972
Tennessee (3)	44	50	7,875	(96)	70	94	179
Texas	(7)	(72)	5,809	(56)	(147)	(79)	(188)
Total net charge-offs (recoveries)	$1,092	$1,896	$11,776	$4,137	$1,618	$2,988	$1,077

(1) Excludes acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

(4)  The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank merger, which were transferred from acquired impaired loans to LHFI during the second quarter of 2018, and the remaining loans acquired in the Heritage acquisition and the Reliance merger, which were transferred from acquired impaired loans to LHFI during the third quarter of 2018.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2019
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Return on equity	10.53%	8.50%	9.12%	9.00%	10.09%	9.52%	9.80%
Return on average tangible equity	14.14%	11.55%	12.41%	12.26%	13.77%	12.86%	13.41%
Return on assets	1.24%	1.01%	1.09%	1.07%	1.19%	1.12%	1.14%
Interest margin - Yield - FTE	4.37%	4.32%	4.21%	4.16%	4.06%	4.35%	3.99%
Interest margin - Cost	0.73%	0.69%	0.65%	0.58%	0.50%	0.71%	0.47%
Net interest margin - FTE	3.64%	3.63%	3.56%	3.59%	3.57%	3.63%	3.51%
Efficiency ratio (1)	64.55%	68.08%	66.58%	64.46%	64.96%	66.25%	64.95%
Full-time equivalent employees	2,819	2,839	2,856	2,889	2,890

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.05%	0.09%	0.52%	0.18%	0.07%	0.07%	0.03%
Provision for loan losses/average loans	0.11%	0.07%	0.10%	0.39%	0.15%	0.09%	0.17%
Nonperforming loans/total loans (incl LHFS)	0.57%	0.62%	0.69%	0.76%	0.69%
Nonperforming assets/total loans (incl LHFS)	0.90%	0.97%	1.07%	1.17%	1.14%
Nonperforming assets/total loans (incl LHFS) +ORE	0.90%	0.96%	1.07%	1.16%	1.13%
ALL/total loans (excl LHFS)	0.88%	0.88%	0.90%	1.02%	0.96%
ALL-commercial/total commercial loans	0.96%	0.96%	0.99%	1.13%	1.05%
ALL-consumer/total consumer and home mortgage loans	0.60%	0.57%	0.57%	0.63%	0.63%
ALL/nonperforming loans	152.02%	140.02%	128.67%	131.01%	136.18%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	383.19%	342.97%	350.77%	339.79%	345.87%

CAPITAL RATIOS
Total equity/total assets	11.95%	11.77%	11.98%	11.90%	11.71%
Tangible equity/tangible assets	9.34%	9.15%	9.31%	9.26%	9.07%
Tangible equity/risk-weighted assets	11.39%	11.35%	11.11%	11.31%	11.20%
Tier 1 leverage ratio	10.03%	10.05%	10.26%	10.41%	10.22%
Common equity tier 1 capital ratio	11.76%	11.88%	11.77%	12.20%	12.01%
Tier 1 risk-based capital ratio	12.31%	12.45%	12.33%	12.76%	12.58%
Total risk-based capital ratio	13.07%	13.21%	13.07%	13.61%	13.39%

STOCK PERFORMANCE
Market value-Close	$33.25	$33.63	$28.43	$33.65	$32.63
Book value	$25.13	$24.49	$24.17	$23.66	$23.43
Tangible book value	$19.10	$18.48	$18.24	$17.86	$17.61

(1)  The efficiency ratio is noninterest expense (excluding amortization of purchased intangibles and other real estate expense, net) to total net interest income (FTE) and noninterest income (excluding security gains (losses), net and amortization of partnership tax credits).  Any significant non-routine income and expense items are adjusted accordingly.

(2) Excludes acquired loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2019
($ in thousands)
(unaudited)

Note 1 – Leases

ASU 2016-02, “Leases (Topic 842)” became effective for Trustmark on January 1, 2019.  As a result, during the first quarter of 2019, Trustmark recorded operating lease right-of-use assets and operating lease liabilities of $33.9 million and $34.9 million, respectively, in its consolidated balance sheet.  In addition, Trustmark recorded finance lease right-of-use assets, net of accumulated depreciation of $11.2 million in premises and equipment, net and finance lease liabilities of $11.2 million in other borrowings.  The effect on Trustmark’s consolidated income statement is considered immaterial.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations	$26,646	$28,008	$30,335	$32,371	$36,414
Obligations of states and political subdivisions	38,698	50,954	50,676	57,264	65,348
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	65,716	66,176	67,494	65,847	60,245
Issued by FNMA and FHLMC	624,364	645,958	666,684	684,474	727,433
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	751,371	784,566	811,601	840,073	897,652
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	136,930	147,783	185,023	184,604	187,583
Total securities available for sale	$1,643,725	$1,723,445	$1,811,813	$1,864,633	$1,974,675

SECURITIES HELD TO MATURITY
U.S. Government agency obligations	$3,758	$3,747	$3,736	$3,725	$3,714
Obligations of states and political subdivisions	32,860	35,352	35,783	42,623	42,458
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	11,184	11,710	12,090	12,316	12,756
Issued by FNMA and FHLMC	106,755	111,962	115,133	119,040	123,377
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	536,166	559,690	578,827	600,635	627,470
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	134,813	161,858	164,074	165,544	176,070
Total securities held to maturity	$825,536	$884,319	$909,643	$943,883	$985,845

At June 30, 2019, the net unamortized, unrealized loss included in accumulated other comprehensive loss in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $13.7 million ($10.3 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 97% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2019
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Loans secured by real estate:
Construction, land development and other land loans	$1,111,297	$1,209,761	$1,056,601	$1,031,491	$1,038,745
Secured by 1-4 family residential properties	1,818,126	1,810,872	1,825,492	1,801,029	1,742,496
Secured by nonfarm, nonresidential properties	2,326,312	2,241,072	2,220,914	2,294,289	2,321,734
Other real estate secured	635,839	528,032	543,820	453,687	397,538
Commercial and industrial loans	1,533,318	1,558,057	1,538,715	1,565,922	1,572,764
Consumer loans	176,133	176,619	182,448	182,709	175,261
State and other political subdivision loans	982,187	982,626	973,818	929,178	925,452
Other loans	533,547	487,975	494,060	488,725	504,993
LHFI	9,116,759	8,995,014	8,835,868	8,747,030	8,678,983
Allowance for loan losses	(80,399)	(79,005)	(79,290)	(88,874)	(83,566)
Net LHFI	$9,036,360	$8,916,009	$8,756,578	$8,658,156	$8,595,417

ACQUIRED LOANS BY TYPE	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Loans secured by real estate:
Construction, land development and other land loans	$5,705	$5,728	$5,878	$6,657	$11,900
Secured by 1-4 family residential properties	19,967	21,441	22,556	25,274	36,419
Secured by nonfarm, nonresidential properties	43,444	46,492	47,979	66,865	85,117
Other real estate secured	7,416	8,026	8,253	8,507	9,862
Commercial and industrial loans	6,193	6,359	15,267	16,610	20,485
Consumer loans	852	1,033	1,356	1,514	1,700
Other loans	4,307	4,122	5,643	7,188	7,624
Acquired loans	87,884	93,201	106,932	132,615	173,107
Allowance for loan losses, acquired loans	(1,398)	(1,297)	(1,231)	(1,714)	(3,046)
Net acquired loans	$86,486	$91,904	$105,701	$130,901	$170,061

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2019
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	June 30, 2019
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,111,297	$393,466	$78,135	$309,533	$22,219	$307,944
Secured by 1-4 family residential properties	1,818,126	117,564	43,874	1,559,348	84,045	13,295
Secured by nonfarm, nonresidential properties	2,326,312	613,170	245,085	882,457	151,108	434,492
Other real estate secured	635,839	186,048	11,466	275,374	10,035	152,916
Commercial and industrial loans	1,533,318	214,487	21,102	743,969	383,781	169,979
Consumer loans	176,133	24,721	4,798	125,420	18,945	2,249
State and other political subdivision loans	982,187	92,069	40,968	612,021	27,283	209,846
Other loans	533,547	78,854	18,390	355,468	37,084	43,751
Loans	$9,116,759	$1,720,379	$463,818	$4,863,590	$734,500	$1,334,472

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$60,421	$13,394	$17,909	$22,643	$1,228	$5,247
Development	70,285	12,384	7,064	28,523	2,090	20,224
Unimproved land	105,318	20,528	16,002	35,467	12,721	20,600
1-4 family construction	228,702	107,017	14,960	78,906	2,821	24,998
Other construction	646,571	240,143	22,200	143,994	3,359	236,875
Construction, land development and other land loans	$1,111,297	$393,466	$78,135	$309,533	$22,219	$307,944

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Non-owner occupied:
Retail	$401,042	$177,183	$48,539	$97,283	$24,928	$53,109
Office	190,039	46,500	17,813	62,097	7,683	55,946
Nursing homes/senior living	226,943	79,605	—	141,341	5,997	—
Hotel/motel	302,574	111,673	90,315	53,697	35,806	11,083
Mini-storage	106,474	11,602	5,757	41,123	582	47,410
Industrial	121,559	29,912	6,567	26,757	2,353	55,970
Health care	45,230	11,627	3,295	26,458	—	3,850
Convenience stores	21,533	3,237	—	7,456	675	10,165
Other	55,602	4,409	7,554	9,446	6,604	27,589
Total non-owner occupied loans	1,470,996	475,748	179,840	465,658	84,628	265,122

Owner-occupied:
Office	146,501	35,970	27,697	53,173	4,559	25,102
Churches	101,947	19,695	6,537	45,935	14,674	15,106
Industrial warehouses	152,020	12,445	3,617	66,798	12,771	56,389
Health care	106,113	22,876	6,474	60,880	2,594	13,289
Convenience stores	108,487	13,376	6,599	65,411	1,159	21,942
Retail	74,396	17,107	7,603	28,457	4,511	16,718
Restaurants	57,243	3,850	1,371	33,309	16,875	1,838
Auto dealerships	30,462	7,729	310	13,786	8,637	—
Other	78,147	4,374	5,037	49,050	700	18,986
Total owner-occupied loans	855,316	137,422	65,245	416,799	66,480	169,370
Loans secured by nonfarm, nonresidential properties	$2,326,312	$613,170	$245,085	$882,457	$151,108	$434,492

(1)	Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2019
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Securities – taxable	2.25%	2.27%	2.24%	2.24%	2.25%	2.26%	2.25%
Securities – nontaxable	3.78%	3.80%	3.60%	3.66%	3.66%	3.79%	3.67%
Securities – total	2.28%	2.31%	2.28%	2.27%	2.29%	2.30%	2.29%
Loans - LHFI & LHFS	4.98%	4.93%	4.78%	4.72%	4.60%	4.95%	4.52%
Acquired loans	8.84%	7.45%	9.89%	10.82%	9.96%	8.10%	8.97%
Loans - total	5.01%	4.96%	4.86%	4.82%	4.72%	4.99%	4.63%
FF sold & rev repo	2.52%	2.93%	1.88%	2.50%	1.89%	2.52%	1.83%
Other earning assets	2.31%	2.67%	2.29%	2.20%	2.27%	2.46%	2.00%
Total earning assets	4.37%	4.32%	4.21%	4.16%	4.06%	4.35%	3.99%

Interest-bearing deposits	0.99%	0.93%	0.84%	0.73%	0.60%	0.96%	0.55%
FF pch & repo	0.63%	1.38%	1.78%	1.54%	1.42%	1.10%	1.22%
Other borrowings	2.33%	2.19%	2.33%	2.34%	2.20%	2.26%	1.83%
Total interest-bearing liabilities	1.01%	0.95%	0.90%	0.80%	0.69%	0.98%	0.65%

Net interest margin	3.64%	3.63%	3.56%	3.59%	3.57%	3.63%	3.51%
Net interest margin excluding acquired loans	3.60%	3.60%	3.50%	3.50%	3.46%	3.60%	3.41%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the second quarter of 2019, the yield on acquired loans totaled 8.84% and included $583 thousand in recoveries from the settlement of debt, which represented approximately 2.56% of the annualized total acquired loan yield.  During the first quarter of 2019, the yield on acquired loans totaled 7.45% and included $243 thousand in recoveries from the settlement of debt, which represented approximately 0.95% of the annualized total acquired loan yield.

Excluding acquired loans, the net interest margin remained flat at 3.60% for the second quarter of 2019 when compared to the first quarter of 2019, as growth in the yield on the loans held for investment and held for sale portfolio, runoff of maturing investment securities, and favorable funding mix were offset by higher costs of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $53 thousand with mortgage spreads widening offsetting losses from market volatility and lower rates during the second quarter of 2019.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Mortgage servicing income, net	$5,734	$5,607	$5,730	$5,428	$5,502	$11,341	$11,090
Change in fair value-MSR from runoff	(2,918)	(2,398)	(2,752)	(3,181)	(3,334)	(5,316)	(5,841)
Gain on sales of loans, net	5,522	3,576	5,206	6,411	5,414	9,098	9,999
Other, net	2,010	1,405	(1,393)	(83)	1,365	3,415	1,660
Mortgage banking income before hedge ineffectiveness	10,348	8,190	6,791	8,575	8,947	18,538	16,908
Change in fair value-MSR from market changes	(8,209)	(8,863)	(6,537)	2,615	1,743	(17,072)	11,264
Change in fair value of derivatives	8,156	4,115	5,462	(2,543)	(1,644)	12,271	(7,861)
Net positive (negative) hedge ineffectiveness	(53)	(4,748)	(1,075)	72	99	(4,801)	3,403
Mortgage banking, net	$10,295	$3,442	$5,716	$8,647	$9,046	$13,737	$20,311

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2019
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Partnership amortization for tax credit purposes	$(2,010)	$(2,010)	$(2,101)	$(2,202)	$(2,202)	$(4,020)	$(4,404)
Increase in life insurance cash surrender value	1,803	1,783	1,808	1,805	1,770	3,586	3,508
Other miscellaneous income	2,337	2,466	2,197	1,755	2,847	4,803	4,370
Total other, net	$2,130	$2,239	$1,904	$1,358	$2,415	$4,369	$3,474

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Loan expense	$3,003	$2,697	$2,425	$2,824	$3,046	$5,700	$5,837
Amortization of intangibles	992	1,101	1,279	1,286	1,286	2,093	2,683
Other miscellaneous expense	7,819	8,413	8,549	7,585	7,974	16,232	15,568
Total other expense	$11,814	$12,211	$12,253	$11,695	$12,306	$24,025	$24,088

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2019
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,605,745	$1,590,187	$1,595,132	$1,597,588	$1,581,906	$1,598,009	$1,577,236
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(9,631)	(10,666)	(11,811)	(13,083)	(14,380)	(10,146)	(15,077)
Total average tangible equity		$1,216,487	$1,199,894	$1,203,694	$1,204,878	$1,187,899	$1,208,236	$1,182,532

PERIOD END BALANCES
Total shareholders' equity		$1,618,550	$1,587,028	$1,591,453	$1,599,604	$1,584,072
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(9,101)	(10,092)	(11,112)	(12,391)	(13,677)
Total tangible equity	(a)	$1,229,822	$1,197,309	$1,200,714	$1,207,586	$1,190,768

TANGIBLE ASSETS
Total assets		$13,548,958	$13,478,017	$13,286,460	$13,439,812	$13,525,265
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(9,101)	(10,092)	(11,112)	(12,391)	(13,677)
Total tangible assets	(b)	$13,160,230	$13,088,298	$12,895,721	$13,047,794	$13,131,961
Risk-weighted assets	(c)	$10,796,903	$10,548,472	$10,803,313	$10,681,621	$10,633,646

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$42,140	$33,339	$36,688	$36,253	$39,813	$75,479	$76,643
Plus: Intangible amortization net of tax		744	826	959	965	965	1,570	2,014
Net income adjusted for intangible amortization		$42,884	$34,165	$37,647	$37,218	$40,778	$77,049	$78,657
Period end common shares outstanding	(d)	64,398,846	64,789,943	65,834,395	67,621,369	67,621,111

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		14.14%	11.55%	12.41%	12.26%	13.77%	12.86%	13.41%
Tangible equity/tangible assets	(a)/(b)	9.34%	9.15%	9.31%	9.26%	9.07%
Tangible equity/risk-weighted assets	(a)/(c)	11.39%	11.35%	11.11%	11.31%	11.20%
Tangible book value	(a)/(d)*1,000	$19.10	$18.48	$18.24	$17.86	$17.61

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,618,550	$1,587,028	$1,591,453	$1,599,604	$1,584,072
AOCI-related adjustments		24,816	40,915	55,679	79,946	73,739
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(365,745)	(365,748)	(365,779)	(365,823)	(366,036)
Other adjustments and deductions for CET1 (2)		(8,268)	(9,099)	(9,815)	(10,868)	(14,204)
CET1 capital	(e)	1,269,353	1,253,096	1,271,538	1,302,859	1,277,571
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		—	—	—	—	—
Additional tier 1 capital		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,329,353	$1,313,096	$1,331,538	$1,362,859	$1,337,571

Common equity tier 1 capital ratio	(e)/(c)	11.76%	11.88%	11.77%	12.20%	12.01%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.